Exhibit 10.60

BUSINESS FINANCING AGREEMENT

Borrowers:	CHROMADEX CORPORATION,	Lender:	WESTERN ALLIANCE BANK,
	a Delaware corporation		an Arizona corporation
55 Almaden Boulevard, Suite 100
	CHROMADEX, INC.,		San Jose, CA 95113
a California corporation

CHROMADEX ANALYTICS, INC.,
a Nevada corporation

SPHERIX CONSULTING, INC.,
a Delaware corporation

10005 Muirlands Blvd., Suite G
Irvine, CA 92618

This BUSINESS FINANCING AGREEMENT, dated as of November 4, 2016, is made and entered into between WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”) and CHROMADEX CORPORATION, a Delaware corporation, CHROMADEX, INC., a California corporation, CHROMADEX ANALYTICS, INC., a Nevada corporation and SPHERIX CONSULTING, INC., a Delaware corporation (each, a “Borrower” and collectively, “Borrowers”) on the following terms and conditions:

1.
REVOLVING CREDIT LINE.

1.1
Advances. Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Maturity Date, Lender will make Advances to Borrowers not exceeding the Credit Limit or the Borrowing Base, whichever is less; provided that in no event shall Lender be obligated to make any Advance that results in an Overadvance or while any Overadvance is outstanding. Amounts borrowed under this Section may be repaid and subject to the terms and conditions hereof reborrowed during the term of this Agreement. It shall be a condition to each Advance that (a) an Advance Request acceptable to Lender has been received by Lender, (b) all of the representations and warranties set forth in Section 3 are true and correct in all material respects on the date of such Advance as though made at and as of each such date, and (c) no Default has occurred and is continuing, or would result from such Advance.

1.2
Advance Requests. A Borrower may request that Lender make an Advance by delivering to Lender an Advance Request therefor and Lender shall be entitled to rely on all the information provided by Borrowers to Lender on or with the Advance Request. Lender may honor Advance Requests, instructions or repayments given by any Borrower (if an individual) or by any Authorized Person. So long as all of the conditions for an Advance set forth herein have been satisfied, Lender shall fund such Advance into Borrowers’ Account within one business day of Lender's receipt of the applicable Advance Request.

1.3
Due Diligence. Lender may audit Borrowers’ Receivables/Eligible Inventory and any and all records pertaining to the Collateral, at Lender’s sole discretion (subject to the following provisions) and at Borrowers expense. The first such audit shall be completed prior to the first Advance being made and no less often than annually thereafter. Lender may at any time and from time to time contact Account Debtors and other persons obligated or knowledgeable in respect of Receivables/Eligible Inventory to, among other things, confirm the Receivable Amount of such Receivables/Eligible Inventory, to determine whether Receivables/Eligible Inventory constitute Eligible Receivables or the value of the Eligible Inventory, and for any other purpose in connection with this Agreement. If any of the Collateral or Borrowers’ books or records pertaining to the Collateral are in the possession of a third party, Borrowers authorize that third party to permit Lender or its agents to have access to perform inspections or audits thereof and to respond to Lender's requests for information concerning such Collateral and records.

1.4
Collections.

(a)
Lender shall have the exclusive right to receive all Collections on all Receivables. Borrowers shall, within 60 days of the date of this Agreement, (i) notify, transfer and deliver to Lender all Collections Borrowers receive for deposit into the Collection Account, (ii) deliver to Lender a detailed cash receipts journal on Friday of each week until the Lockbox is operational, and (iii) immediately enter into a collection services agreement acceptable to Lender (the “Lockbox Agreement”) pursuant to which all Collections received in the Lockbox shall be deposited into the Collection Account. Borrowers shall use the Lockbox address as the remit to and payment address for all of Borrowers’ Collections from Account Debtors, and within 60 days of the date of this Agreement, Borrowers shall instruct all Account Debtors to make payments either directly to the Lockbox for deposit by Lender directly to the Collection Account, or instruct them to deliver such payments to Lender by wire transfer, ACH, or other means as Lender may direct for deposit to the Lockbox or Collection Account. It will be considered an immediate Event of Default if this does not occur or the Lockbox is not operational within 60 days of the date of this Agreement.

(b)
At Lender’s option, Lender may either (i) transfer all Collections deposited into the Collection Account to Borrowers’ Account, or (ii) apply the Collections deposited into the Collection Account to the outstanding Account Balance, in either case, within three business days of the date received; provided that upon the occurrence and during the continuance of any Default, Lender may apply all Collections to the Obligations in such order and manner as Lender may determine. Lender has no duty to do any act other than to apply such amounts as required above. If an item of Collections is not honored or Lender does not receive good funds for any reason, any amount previously transferred to Borrowers’ Account or applied to the Account Balance shall be reversed as of the date transferred or applied, as applicable, and, if applied to the Account Balance, the Finance Charge will accrue as if the Collections had not been so applied. Lender shall have, with respect to any goods related to the Receivables, all the rights and remedies of an unpaid seller under the UCC and other applicable law, including the rights of replevin, claim and delivery, reclamation and stoppage in transit.

1.5
Receivables Activity Report. Within 30 days after the end of each Month End, Lender shall send to Borrowers a report covering the transactions for the prior billing period, including the amount of all Advances, Collections, Adjustments, Finance Charges, and other fees and charges. The accounting shall be deemed correct and conclusive unless a Borrower makes a written objection to Lender within 30 days after Lender sends the accounting to Borrowers.

1.6
Adjustments. In the event any Adjustment or dispute is asserted by any Account Debtor, Borrowers shall promptly advise Lender and shall, subject to Lender’s approval, resolve such disputes and advise Lender of any Adjustments; provided that in no case will the aggregate Adjustments made with respect to all Receivables exceed $50,000 in the aggregate in any calendar month unless Borrowers have obtained the prior written consent of Lender. So long as any Obligations are outstanding, Lender shall have the right, at any time, to take possession of any rejected, returned, or recovered personal property. If such possession is not taken by Lender, Borrowers shall, if requested by Lender, resell such returned, rejected or recovered personal property for Lender’s account at Borrowers’ expense with the proceeds made payable to Lender. While Borrowers retain possession of any returned goods, Borrowers shall, if requested by Lender, segregate said goods and mark them as property of Lender.

1.7
Recourse; Maturity. Advances and the other Obligations shall be with full recourse against Borrowers. On the Maturity Date, Borrowers will pay all then outstanding Advances and other Obligations to Lender or such earlier date as shall be herein provided.

1.8
Letter of Credit Line. Subject to the terms and conditions of this Agreement, Lender hereby agrees to issue or cause an Affiliate to issue letters of credit for the account of any Borrower (each, a "Letter of Credit" and collectively, "Letters of Credit") from time to time; provided that (a) the Letter of Credit Obligations shall not at any time exceed the Letter of Credit Sublimit and (b) the Letter of Credit Obligations will be treated as Advances for purposes of determining availability under the Credit Limit and shall decrease, on a dollar-for-dollar basis, the amount available for other Advances. The form and substance of each Letter of Credit shall be subject to approval by Lender, in its sole discretion. Each Letter of Credit shall be subject to the additional terms of the Letter of Credit agreements, applications and any related documents required by Lender in connection with the issuance thereof (each, a "Letter of Credit Agreement"). Each draft paid under any Letter of Credit shall be repaid by Borrowers in accordance with the provisions of the applicable Letter of Credit Agreement. No Letter of Credit shall be issued that results in an Overadvance or while any Overadvance is outstanding. Upon the Maturity Date, the amount of Letters of Credit Obligations shall be secured by unencumbered cash on terms acceptable to Lender if the term of this Agreement is not extended by Lender.

1.9
Cash Management Services. Borrowers may use availability hereunder up to the Cash Management Sublimit for Lender's cash management services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the "Cash Management Services"). The entire Cash Management Sublimit will be treated as an Advance for purposes of determining availability under the Credit Limit and shall decrease, on a dollar-for-dollar basis, the amount available for other Advances. The Cash Management Services shall be subject to additional terms set forth in applicable cash management services agreements.

1.10
Foreign Exchange Facility. Any Borrower may enter in foreign exchange forward contracts with Lender under which such Borrower commits to purchase from or sell to Lender a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contract"). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Sublimit. 10% of the amount of each outstanding FX Forward Contract shall be treated as an Advance for purposes of determining availability under the Credit Limit and shall decrease, on a dollar-for-dollar basis, the amount available for other Advances. Lender may terminate the FX Forward Contracts if an Event of Default occurs. Each FX Forward Contract shall be subject to additional terms set forth in the applicable FX Forward Contract or other agreements executed in connection with the foreign exchange facility.

1.11
Overadvances. Upon any occurrence of an Overadvance, Borrowers shall immediately pay down the Advances such that, after giving effect to such payments, no Overadvance exists.

2.
FEES AND FINANCE CHARGES.

2.1
Finance Charges. Lender may, but is not required to, deduct the amount of accrued Finance Charge from Collections received by Lender. The accrued and unpaid Finance Charge shall be due and payable within 10 calendar days after each Month End during the term hereof.

2.2
Fees.

(a)
Termination Fee. In the event this Agreement is terminated prior to the first anniversary of the date of this Agreement, Borrowers shall pay the Termination Fee to Lender, provided that such Termination Fee shall be waived in the event that Borrower refinances with Lender or Lender’s Affiliates;

(b)
Facility Fee. Borrowers shall pay the Facility Fee to Lender promptly upon the execution of this Agreement and annually thereafter. Lender acknowledges receipt of a good faith deposit from Borrowers in the amount of $25,000 which shall be used to cover Lender’s diligence expenses incurred through the Closing Date with the remainder (if any) to be applied to the Facility Fee.

(c)
Letter of Credit Fees. Borrowers shall pay to Lender fees upon the issuance of each Letter of Credit, upon the payment or negotiation of each draft under any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Lender's standard fees and charges then in effect for such activity.

(d)
Maintenance Fee. The accrued and unpaid Maintenance Fee shall be due and payable within 10 calendar days after each Month End during the term hereof.

(e)
Cash Management and FX Forward Contract Fees. Borrowers shall pay to Lender fees in connection with the Cash Management Services and the FX Forward Contracts as determined in accordance with Lender’s standard fees and charges then in effect for such activity.

(f)
Due Diligence Fee. Borrowers shall pay the Due Diligence Fee to Lender promptly upon the execution of this Agreement and on the first anniversary of this Agreement.

3.
REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants:

3.1
No representation, warranty or other statement of Borrower in any certificate or written statement given to Lender contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

3.2
Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.

3.3
The execution, delivery and performance of this Agreement has been duly authorized, and does not conflict with Borrower’s organizational documents, nor constitute an Event of Default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound.

3.4
Borrower has good title to the Collateral and all inventory is in all material respects of good and marketable quality, free from material defects.

3.5
Borrower’s name, form of organization, chief executive office, and the place where the records concerning all Receivables and Collateral are kept is set forth at the beginning of this Agreement, Borrower’s chief executive office is located at its address for notices set forth in this Agreement.

3.6
If Borrower owns, holds or has any interest in, any copyrights (whether registered, or unregistered), patents or trademarks, and licenses of any of the foregoing, such interest has been specifically disclosed and identified to Lender in writing.

4.
MISCELLANEOUS PROVISIONS. Each Borrower will:

4.1
Maintain its corporate existence and good standing in its jurisdictions of incorporation and maintain its qualification in each jurisdiction necessary to Borrower's business or operations and not merge or consolidate with or into any other business organization, or acquire all or substantially all of the capital stock or property of a third party, unless (i) any such acquired entity becomes a “borrower” under this Agreement and (ii) Lender has previously consented to the applicable transaction in writing.

4.2
Give Lender at least 30 days prior written notice of changes to its name, or state of organization, and 15 days’ prior written notice of changes to its chief executive office or location of records.

4.3
Pay all its taxes including gross payroll, withholding and sales taxes when due and will deliver satisfactory evidence of payment to Lender if requested, provided that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by generally accepted accounting principles) by Borrower, and, by reason of such contest or nonpayment, no property is subject to a risk of loss or forfeiture.

4.4
Maintain:

(a)
insurance satisfactory to Lender as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of Borrower's properties, business interruption insurance, public liability insurance including coverage for contractual liability, product liability and workers' compensation, and any other insurance which is usual for Borrower's business. Each such policy shall provide for at least thirty (30) days prior notice to Lender of any cancellation thereof (other than cancellation due to non-payment of premium, which shall require ten (10) days’ prior notice to Lender).

(b)
all risk property damage insurance policies (including without limitation windstorm coverage, and hurricane coverage as applicable) covering the tangible property comprising the collateral. Each insurance policy must be for the full replacement cost of the collateral and include a replacement cost endorsement, or in an amount acceptable to Lender. The insurance must be issued by an insurance company acceptable to Lender and must include a lender's loss payable endorsement in favor of Lender in a form acceptable to Lender.

Upon the request of Lender, Borrower shall deliver to Lender a copy of each insurance policy, or, if permitted by Lender, a certificate of insurance listing all insurance in force.

4.5
Immediately transfer and deliver to Lender all Collections Borrower receives.

4.6
Not create, incur, assume, or be liable for any indebtedness, other than Permitted Indebtedness.

4.7
Immediately notify Lender if Borrower hereafter obtains any interest in any copyrights. With delivery of each Compliance Certificate, notify Lender if Borrower hereafter obtains any interest in any patents, trademarks or licenses that are significant in value or are material to the conduct of its business.

4.8
Provide the following financial information and statements in form and content acceptable to Lender, and such additional information as requested by Lender from time to time. Lender has the right to require Borrower to deliver financial information and statements to Lender more frequently than otherwise provided below, and to use such additional information and statements to measure any applicable financial covenants in this Agreement.

(a)
Within 120 days of the Borrower’s fiscal year end, the annual financial statements of Borrower, certified and dated by an authorized financial officer. These financial statements must be audited (with an opinion satisfactory to Lender) by a Certified Public Accountant acceptable to Lender. The statements shall be prepared on a consolidated basis.

(b)
No later than 30 days after the end of each Month End (including the last period in each fiscal year), monthly financial statements of Borrower, certified and dated by an authorized financial officer. The statements shall be prepared on a consolidated, and consolidating (if applicable), basis.

(c)
Promptly, upon sending or receipt, copies of any management letters and correspondence relating to management letters, sent or received by Borrower to or from Borrower's auditor. If no management letter is prepared, Borrower shall, upon Lender's request, obtain a letter from such auditor stating that no deficiencies were noted that would otherwise be addressed in a management letter.

(d)
If applicable, copies of the Form 10-K Annual Report, Form 10-Q Quarterly Report and Form 8-K Current Report for Borrower concurrent with the date of filing with the Securities and Exchange Commission.

(e)
Board-approved financial projections covering a time period acceptable to Lender and specifying the assumptions used in creating the projections. Board-approved annual projections shall in any case be provided to Lender no less than 30 days after the beginning of each fiscal year.

(f)
Within 15 days of filing (including the filing of any request for an extension), copies of all business tax returns, which must be prepared by a Certified Public Accountant acceptable to Lender.

(g)
Within 30 days of each Month End, a Compliance Certificate of Borrower, signed by an authorized financial officer and setting forth (i) the information and computations (in sufficient detail) to establish compliance with all financial covenants at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any default under this Agreement and, if any such default exists, specifying the nature thereof and the action Borrower is taking and proposes to take with respect thereto.

(h)
Within 15 days after each Month End, a borrowing base certificate, in form and substance satisfactory to Lender, setting forth Eligible Receivables and Receivable Amounts thereof and Eligible Inventory as of the last day of the preceding calendar month.

(i)
Within 15 days after each Month End, a detailed aging of Borrower’s Receivables by invoice or a summary aging by account debtor, together with payable aging, inventory analysis, deferred revenue report, cash receipts journal, sales journal, and such other matters as Lender may request.

(j)
Promptly upon Lender's request, such other books, records, statements, lists of property and accounts, budgets, forecasts or reports as to Borrower and as to each guarantor of Borrower's obligations to Lender as Lender may reasonably request.

(k)
Notwithstanding the foregoing or anything to the contrary herein, documents required to be delivered pursuant to the term of this Agreement (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower delivers to Lender a functioning link to the public filing of such documents on the internet at Borrower’s website address.

4.9
Maintain its depository, operating and investment accounts with Lender; provided that, for a period of time not to exceed 60 days after the Closing Date, Borrowers may maintain up to 10% of the aggregate amount of all their cash and cash equivalents in accounts with financial institutions other than Lender so long as (i) such accounts are closed and all funds therein transferred to Lender within 60 days of the Closing Date and (ii) any funds in excess of the 10% threshold set forth above deposited into Borrower’s accounts at other financial institutions are transferred to Borrower’s accounts with Lender within 2 business days of Borrower’s receipt of the same.

4.10
Provide to Lender promptly upon the execution hereof, the following documents which shall be in form satisfactory to Lender: (i) copies of all (x) property policies with a lender’s loss payable endorsement showing Lender as loss payee; and (y) liability policies with endorsements showing Lender as an additional insured, (ii) an insurance authorization letter duly executed by Chromadex, Inc. on behalf of all Borrowers, (iii) resolutions to borrow duly executed by an Authorized Person of each Borrower, (iv) an intellectual property security agreement duly executed by each Borrower, (v) a landlord’s waiver for each of the following leased locations: 10005 Muirlands Blvd., Suite G, Irvine, CA 92618; 2830 Wilderness Place, Boulder, CO 80301; and 1751 South Fordham Street, Suite 350, Longmont, CO 80301; (vi) a bailee’s waiver from Westset Logistics for the location at 14041 Rosecrans Ave., La Mirada, CA 90638 and (vii) an audit of Borrowers’ Receivables and inventory and any and all records pertaining to the Collateral, at Borrower’s expense.

4.11
Promptly provide to Lender such additional information and documents regarding the finances, properties, business or books and records of Borrower or any guarantor or any other obligor as Lender may request.

4.12
Maintain Borrowers’ financial condition as follows in accordance with GAAP, subject to customary adjustments, and used consistently with prior practices (except to the extent modified by the definitions herein):

(a)
Quick Ratio, at all times, but tested at each Month End, not less than 0.8 to 1.0.

(b)
EBDAS (measured on a trailing 12 month basis) of at least 50% of the amount projected in Borrowers’ projections (approved by Borrowers’ board of directors) with respect to any fiscal quarter of Borrowers.

(c)
Revenue (measured on a trailing 12 month basis) of at least 50% of the sales projections approved by Borrower’s board of directors with respect to any fiscal quarter of Borrowers.

4.13
Not make or contract to make, without Lender’s prior written consent, capital expenditures, including leasehold improvements, in any fiscal year in excess of $500,000 or incur liability for rentals of property (including both real and personal property) in an amount which, together with capital expenditures, shall in any fiscal year exceed such sum.

5.
SECURITY INTEREST. To secure the prompt payment and performance to Lender of all of the Obligations, each Borrower hereby grants to Lender a continuing security interest in the Collateral. No Borrower is authorized to sell, assign, transfer or otherwise convey any Collateral without Lender’s prior written consent, except for the sale of finished inventory in Borrowers’ usual course of business and Permitted Transfers. Each Borrower agrees to sign any instruments and documents requested by Lender to evidence, perfect, or protect the interests of Lender in the Collateral. Each Borrower agrees to deliver to Lender, promptly upon Lender’s request, the originals of all instruments, chattel paper and documents evidencing or related to Receivables and Collateral. No Borrower shall grant or permit any lien or security in the Collateral or any interest therein other than Permitted Liens.

6.
POWER OF ATTORNEY. Each Borrower irrevocably appoints Lender and its successors as true and lawful attorney in fact, and authorizes Lender (a) to, whether or not there has been an Event of Default, (i) demand, collect, receive, sue, and give releases to any Account Debtor for the monies due or which may become due upon or with respect to the Receivables and to compromise, prosecute, or defend any action, claim, case or proceeding relating to the Receivables, including the filing of a claim or the voting of such claims in any bankruptcy case, all in Lender’s name or Borrower’s name, as Lender may choose; (ii) prepare, file and sign Borrower’s name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics’ lien or similar document; (iii) notify all Account Debtors with respect to the Receivables to pay Lender directly; (iv) receive and open all mail addressed to Borrower for the purpose of collecting the Receivables; (v) endorse Borrower’s name on any checks or other forms of payment on the Receivables; (vi) execute on behalf of Borrower any and all instruments, documents, financing statements and the like to perfect Lender’s interests in the Receivables and Collateral; (vii) debit any Borrower’s deposit accounts maintained with Lender for any and all Obligations due under this Agreement; and (viii) do all acts and things necessary or expedient, in furtherance of any such purposes, and (b) to, upon the occurrence and during the continuance of an Event of Default, sell, assign, transfer, pledge, compromise, or discharge the whole or any part of the Receivables. Upon the occurrence and continuation of an Event of Default, all of the power of attorney rights granted by Borrower to Lender hereunder shall be applicable with respect to all Receivables and all Collateral.

7.
DEFAULT AND REMEDIES.

7.1
Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default hereunder.

(a)
Failure to Pay. Borrowers fail to make a payment when due under this Agreement.

(b)
Lien Priority. Lender fails to have an enforceable first lien (except for any prior liens to which Lender has consented in writing and for Permitted Liens which may pursuant to this Agreement or operation of law have priority over Lender’s liens) on or security interest in the Collateral.

(c)
False Information. Any Borrower (or any guarantor) has given Lender any materially false or misleading information or representations or has failed to disclose any material fact relating to the subject matter of this Agreement as of the date made or deemed made.

(d)
Bankruptcy. Any Borrower (or any guarantor) files a bankruptcy petition, a bankruptcy petition is filed against any Borrower (or any guarantor) or any Borrower (or any guarantor) makes a general assignment for the benefit of creditors, in each case that is not dismissed or stayed within 45 days (provided that no credit extensions will be made prior to the dismissal of such proceeding).

(e)
Receivers. A receiver or similar official is appointed for a substantial portion of any Borrower’s (or any guarantor’s) business, or the business is terminated, that is not dismissed or stayed within 45 days (provided that no credit extensions will be made prior to the dismissal of such proceeding).

(f)
Judgments. Any judgments or arbitration awards (not covered by Borrower’s insurance) are entered against any Borrower (or any guarantor), or any Borrower (or any guarantor) enters into any settlement agreements with respect to any litigation or arbitration and the amount of any such judgments, award or agreement exceeds $250,000.

(g)
Material Adverse Change. Means a material adverse change on (i) the business operations, condition (financial or otherwise) of Borrowers and their subsidiaries taken as a whole or (ii) the ability of Borrowers to repay the Obligations or otherwise perform their obligations hereunder or (iii) the value or priority of Lender’s security interests in the Collateral.

(h)
Cross-default. Any default occurs under any agreement in connection with any indebtedness any Borrower (or any guarantor) has obtained from anyone other than Lender or which any Borrower (or any guarantor) has guaranteed resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any indebtedness in an amount in excess of $250,000 (in each case, other than trade amounts payable incurred in the ordinary course of business and not more than 90 days past due).

(i)
Default under Related Documents. Any default occurs (and is not cured within the cure period (if any) provided in such other agreement) under any guaranty, subordination agreement, security agreement, deed of trust, mortgage, or other document required by or delivered in connection with this Agreement or any such document is no longer in effect unless terminated by written agreement of the parties.

(j)
Other Agreements. Any Borrower (or any guarantor) fails to meet the conditions of, or fails to perform any obligation under any other agreement any Borrower (or any guarantor) has with Lender or any Affiliate of Lender and such failure is not cured within the cure period (if any) provided in such agreement.

(k)
Change of Control. A transaction, other than a bona fide equity financing or series of financings on terms and from investors reasonably acceptable to Lender, occurs in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of ChromaDex Corporation ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of ChromaDex Corporation, who did not have such power before such transaction.

(l)
Other Breach Under Agreement. Any Borrower fails to meet the conditions of, or fails to perform any obligation under, any term of this Agreement not specifically referred to above and Borrower has failed to cure such default within 10 business days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the 10 business day period or cannot after diligent attempts by Borrower be cured within such 10 business day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no credit extensions will be made hereunder.

7.2
Remedies. Upon the occurrence of an Event of Default, (1) without implying any obligation to do so, Lender may cease making Advances or extending any other financial accommodations to Borrowers; (2) all or a portion of the Obligations shall be, at the option of and upon demand by Lender, or with respect to an Event of Default described in Section 7.1(e), automatically and without notice or demand, due and payable in full; and (3) Lender shall have and may exercise all the rights and remedies under this Agreement and under applicable law, including the rights and remedies of a secured party under the UCC, all the power of attorney rights described in Section 6 with respect to all Collateral, and the right to collect, dispose of, sell, lease, use, and realize upon all Receivables and all Collateral in any commercially reasonable manner.

8.
ACCRUAL OF INTEREST. All interest and finance charges hereunder calculated at an annual rate shall be based on a year of 360 days, which results in a higher effective rate of interest than if a year of 365 or 366 days were used. Lender may charge interest, finance charges and fees based upon the projected amounts thereof as of the due dates therefor, and adjust subsequent charges to account for the actual accrued amounts. If any amount due under Section 2.2, amounts due under Section 9, and any other Obligations not otherwise bearing interest hereunder is not paid when due, such amount shall bear interest at a per annum rate equal to the Finance Charge Percentage until the earlier of (i) payment in good funds or (ii) entry of a trial judgment thereof, at which time the principal amount of any money judgment remaining unsatisfied shall accrue interest at the highest rate allowed by applicable law.

9.
FEES, COSTS AND EXPENSES; INDEMNIFICATION. Borrowers will pay to Lender upon demand all fees, costs and expenses (including fees of attorneys and professionals and their costs and expenses) that Lender incurs or may from time to time impose in connection with any of the following: (a) preparing, negotiating, administering, and enforcing this Agreement or any other agreement executed in connection herewith, including any amendments, waivers or consents in connection with any of the foregoing, (b) any litigation or dispute (whether instituted by Lender, Borrowers or any other person) in any way relating to the Receivables, the Collateral, this Agreement or any other agreement executed in connection herewith or therewith, (c) enforcing any rights against any Borrower or any guarantor, or any Account Debtor, (d) protecting or enforcing its interest in the Receivables or the Collateral, (e) collecting the Receivables and the Obligations, or (f) the representation of Lender in connection with any bankruptcy case or insolvency proceeding involving any Borrower, any Receivable, the Collateral, any Account Debtor, or any guarantor. Borrowers shall indemnify and hold Lender harmless from and against any and all claims, actions, damages, costs, expenses, and liabilities of any nature whatsoever arising in connection with any of the foregoing.

10.
INTEGRATION, SEVERABILITY WAIVER, CHOICE OF LAW, FORUM AND VENUE.

10.1
This Agreement and any related security or other agreements required by this Agreement, collectively: (a) represent the sum of the understandings and agreements between Lender and Borrowers concerning this credit; (b) replace any prior oral or written agreements between Lender and Borrowers concerning this credit; and (c) are intended by Lender and Borrowers as the final, complete and exclusive statement of the terms agreed to by them. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail. If any provision of this Agreement is deemed invalid by reason of law, this Agreement will be construed as not containing such provision and the remainder of the Agreement shall remain in full force and effect. Lender retains all of its rights, even if it makes an Advance after a default. If Lender waives a default, it may enforce a later default. Any consent or waiver under, or amendment of, this Agreement must be in writing, and no such consent, waiver, or amendment shall imply any obligation by Lender to make any subsequent consent, waiver, or amendment.

10.2
THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA. THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, CALIFORNIA. EACH PARTY HERETO WAIVES ANY RIGHT TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION AND STIPULATES THAT THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, CALIFORNIA SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR ANY OTHER RELATED DOCUMENTS. SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST ANY BORROWER MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS SPECIFIED FOR NOTICES PURSUANT TO SECTION 11.

11.
NOTICES; TELEPHONIC AND TELEFAX AUTHORIZATIONS. All notices shall be given to Lender and Borrowers at the addresses or faxes set forth on the signature page of this agreement and shall be deemed to have been delivered and received: (a) if mailed, three (3) calendar days after deposited in the United States mail, first class, postage pre-paid, (b) one (1) calendar day after deposit with an overnight mail or messenger service; or (c) on the same date of confirmed transmission if sent by hand delivery, telecopy, telefax or telex. Lender may honor telephone or telefax instructions for Advances or repayments given, or purported to be given, by any one of the Authorized Persons. Borrowers will indemnify and hold Lender harmless from all liability, loss, and costs in connection with any act resulting from telephone or telefax instructions Lender reasonably believes are made by any Authorized Person. This paragraph will survive this Agreement's termination, and will benefit Lender and its officers, employees, and agents.

12.
DEFINITIONS AND CONSTRUCTION.

12.1
Definitions. In this Agreement:

“Account Balance” means at any time the aggregate of the Advances outstanding as reflected on the records maintained by Lender, together with any past due Finance Charges thereon.

“Account Debtor” has the meaning in the UCC and includes any person liable on any Receivable, including without limitation, any guarantor of any Receivable and any issuer of a letter of credit or banker’s acceptance assuring payment thereof.

“Adjustments” means all discounts, allowances, disputes, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor with respect to any Receivable.

“Advance” means an advance made by Lender to a Borrower under this Agreement and any deemed Advances with respect to the FX Sublimit, the Letter of Credit Sublimit and the Cash Management Sublimit.

“Advance Rate” means (i) 80% in the case of the Eligible Receivables and (ii) 40% in the case of the Eligible Inventory, or, in either case, such greater or lesser percentage as Lender may from time to time establish in its good faith business discretion upon notice to Borrower.

“Advance Request” means a writing in form and substance satisfactory to Lender and signed by an Authorized Person requesting an Advance.

“Agreement” means this Business Financing Agreement.

"Affiliate" means, as to any person or entity, any other person or entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, such person or entity.

“Authorized Person” means any one of the individuals authorized to sign on behalf of a Borrower, and any other individual designated by any one of such authorized signers.

“Borrowers’ Account” means CHROMADEX, INC.’s general operating account maintained with Lender, into which all Advances will be deposited unless otherwise instructed by a Borrower in writing.

"Borrowing Base" means at any time the sum of (i) the Eligible Receivable Amount multiplied by the applicable Advance Rate plus (ii) the lesser of (x) the value of Eligible Inventory multiplied by the applicable Advance Rate or (y) the Inventory Sublimit minus (iii) such reserves as Lender may deem proper and necessary from time to time in Lender’s good faith business discretion, provided that lender shall provide prior written notice to Borrowers of any such reserves or change in the reserve requirement.

"Cash Management Sublimit" means $50,000.

“Collateral” means all of each Borrower’s rights and interest in any and all personal property, whether now existing or hereafter acquired or created and wherever located, and all products and proceeds thereof and accessions thereto, including but not limited to the following (collectively, the “Collateral”): (a) all accounts (including health care insurance receivables), chattel paper (including tangible and electronic chattel paper), inventory (including all goods held for sale or lease or to be furnished under a contract for service, and including returns and repossessions), equipment (including all accessions and additions thereto), instruments (including promissory notes), investment property (including securities and securities entitlements), documents (including negotiable documents), deposit accounts, letter of credit rights, money, any commercial tort claim of a Borrower which is now or hereafter identified by a Borrower or Lender, general intangibles (including payment intangibles and software), goods (including fixtures) and all of each Borrower’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or noncash proceeds thereof, including without limitation, insurance proceeds, and all supporting obligations and the security therefore or for any right to payment. Notwithstanding the foregoing, the Collateral shall not include more than sixty-five percent (65.0%) of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by any Borrower of any subsidiary not organized under the laws of the United States or any state or territory thereof or the District of Columbia which shares entitle the holder thereof to vote for directors or any other matter.

“Collection Account” means the deposit account maintained with Lender which, pursuant to the Lockbox Agreement, all Collections received in the Lockbox are to be deposited, and as to which Borrowers have no right to withdraw funds.

“Collections” means all payments from or on behalf of an Account Debtor with respect to Receivables.

“Compliance Certificate” means a certificate in the form attached as Exhibit A to this Agreement by an Authorized Person that, among other things, the representations and warranties set forth in this Agreement are true and correct as of the date such certificate is delivered.

“Credit Limit” means $5,000,000, which is intended to be the maximum principal amount of Advances at any time outstanding.

“Default” means any Event of Default or any event that with notice, lapse of time or otherwise would constitute an Event of Default.

“Due Diligence Fee” means a payment of an annual fee equal to $900 due upon the first anniversary of the date of this Agreement.

"EBDAS" means earnings before depreciation, amortization and stock compensation.

"Eligible Inventory" means Inventory (which shall be valued at the lower of cost determined on an averagecost basis or forced liquidation value) and which satisfies the following requirements:

(a)
the Inventory is owned by a Borrower free of any title defects or any liens or interests of others except the security interest in favor of Lender;

(b)
the Inventory is held for sale or use in the ordinary course of Borrower's business and is of good and merchantable quality. Display items, raw materials, work-in-process, parts, samples, and packing and shipping materials are not eligible. Inventory which is obsolete, unsalable, damaged, defective, used, discontinued, perishable or slow-moving, or which has been returned by the buyer, is not eligible;

(c)
the Inventory is covered by insurance as required in Section 4.4 of this Agreement;

(d)
the Inventory has not been manufactured to the specifications of a particular Account Debtor;

(e)
the Inventory is not subject to any licensing agreements which would prohibit or restrict in any way the ability of Lender to sell the Inventory (including its packaging) to third parties;

(f)
the Inventory has been produced in compliance with the requirements of the U.S. Fair Labor Standards Act (29 U.S.C. §§201 et seq.);

(g)
the Inventory is not on consignment;

(h)
the Inventory is not related to an "undesirable" industry, as determined by Lender from time to time in its sole discretion;

(i)
the Inventory is located United States at one of the addresses listed on the first page hereof, or at a location that has been disclosed to Lender in this Agreement, the Capital Finance Loan Application or otherwise, and such locations are the subject of an executed landlord/bailee waiver in form acceptable to Lender;

(j)
Lender has received an audit on the Inventory satisfactory to Lender; and

(k)
the Inventory is otherwise acceptable to Lender.

“Eligible Receivable” means a Receivable that satisfies all of the following:

(a)
The Receivable has been created by a Borrower in the ordinary course of such Borrower’s business and without any obligation on the part of such Borrower to render any further performance.

(b)
There are no conditions which must be satisfied before a Borrower is entitled to receive payment of the Receivable, and the Receivable does not arise from COD sales, consignments or guaranteed sales.

(c)
The Account Debtor upon the Receivable does not claim any defense to payment of the Receivable, whether well founded or otherwise.

(d)
The Receivable is not the obligation of an Account Debtor who has asserted or may be reasonably be expected to assert any counterclaims or offsets against any Borrower (including offsets for any “contra accounts” owed by any Borrower to the Account Debtor for goods purchased by such Borrower or for services performed for any Borrower).

(e)
The Receivable represents a genuine obligation of the Account Debtor and to the extent any credit balances exist in favor of the Account Debtor, such credit balances shall be deducted in calculating the Receivable Amount.

(f)
A Borrower has sent an invoice to the Account Debtor in the amount of the Receivable.

(g)
No Borrower is prohibited by the laws of the state where the Account Debtor is located from bringing an action in the courts of that state to enforce the Account Debtor’s obligation to pay the Receivable. The applicable Borrower has taken all appropriate actions to ensure access to the courts of the state where Account Debtor is located, including, where necessary; the filing of a Notice of Business Activities Report or other similar filing with the applicable state agency or the qualification by such Borrower as a foreign corporation authorized to transact business in such state.

(h)
The Receivable is owned by a Borrower free of any title defects or any liens or interests of others except the security interest in favor of Lender and Permitted Liens, and Lender has a perfected, first priority security interest in such Receivable.

(i)
The Account Debtor on the Receivable is not any of the following: (1) an employee, Affiliate, parent or subsidiary of a Borrower, or an entity which has common officers or directors with any Borrower; (2) the U.S. government or any agency or department of the U.S. government unless the applicable Borrowers complies with the procedures in the Federal Assignment of Claims Act of 1940 (41 U.S.C. §15) with respect to the Receivable, and the underlying contract expressly provides that neither the U.S. government nor any agency or department thereof shall have the right of set-off against Borrowers and only then if the Receivable is deemed eligible by Lender in its sole discretion on a case-by-case basis; (3) any person or entity located in a foreign country (other than Canada), unless approved in writing by Lender; or (4) an Account Debtor as to which 35% or more of the aggregate dollar amount of all outstanding Receivables owing from such Account Debtor have not been paid within 90 days from invoice date.

(j)
The Receivable is not in default (a Receivable will be considered in default if any of the following occur: (i) the Receivable is not paid within 90 days from its invoice date; (ii) the Account Debtor obligated upon the Receivable suspends business, makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; or (iii) any petition is filed by or against the Account Debtor obligated upon the Receivable under any bankruptcy law or any other law or laws for the relief of debtors).

(k)
The Receivable does not arise from the sale of goods which remain in any Borrower’s possession or under any Borrower’s control.

(l)
The Receivable is not evidenced by a promissory note or chattel paper, nor is the Account Debtor obligated to any Borrower under any other obligation which is evidenced by a promissory note.

(m)
the Receivable is not that portion of Receivables due from an Account Debtor which is in excess of the lesser of (i) 20% of Borrowers’ aggregate dollar amount of all outstanding Receivables or (ii) $500,000 (except for Receivables owing from Arizona Nutritional Supplements, LLC as to which the foregoing amount shall be $1,000,000).

(n)
The Receivable does not constitute a retention billing.

(o)
The Receivable does not constitute a progress billing.

(p)
The Receivable is not owing from Elysium Health or its affiliates.

(q)
The Receivable is otherwise acceptable to Lender.

"Eligible Receivable Amount" means at any time the sum of the Receivable Amounts of the Eligible Receivables.

“Event of Default” has the meaning set forth in Section 7.1.

“Facility Fee” means a payment of an annual fee equal to $25,000 due upon the date of this Agreement.

“Finance Charge” means an interest amount equal to the Finance Charge Percentage of the ending daily Account Balance for the relevant period.

“Finance Charge Percentage” means a floating rate per month equal to the Prime Rate plus 2.50 percentage points plus an additional 5.00 percentage points during any period that an Event of Default has occurred and is continuing.

"FX Sublimit" means $500,000, less any amounts outstanding under the Letter of Credit Sublimit.

“GAAP” means generally accepted accounting principles consistently applied and used consistently with prior practices.

"Inventory" means and includes all of Borrowers’ now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment, arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrowers’ business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

"Inventory Sublimit" means $1,500,000.

“Lender” means WESTERN ALLIANCE BANK, an Arizona corporation, and its successors and assigns.

"Letter of Credit" has the meaning set forth in Section 1.8.

"Letters of Credit Obligation" means, at any time, the sum of, without duplication, (i) the maximum amount available to be drawn on all outstanding Letters of Credit issued by Lender or by Lender’s Affiliate and (ii) the aggregate amount of all amounts drawn and unreimbursed with respect to Letters of Credit issued by Lender or by Lender’s Affiliate.

"Letter of Credit Sublimit" means $500,000, less any amounts outstanding under the FX Sublimit.

“Lockbox” is defined in the Lockbox Agreement.

“Lockbox Agreement” is defined in Section 1.4(a).

"Maintenance Fee" means the amount equal to 0.05 percentage points per month of the ending daily Account Balance for the relevant period.

“Maturity Date” means two years from the date hereof or such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.

“Month End” means the last day of each fiscal month of Borrower.

“Obligations” means all liabilities and obligations of Borrowers to Lender of any kind or nature, present or future, arising under or in connection with this Agreement or under any other document, instrument or agreement, whether or not evidenced by any note, guarantee or other instrument, whether arising on account or by overdraft, whether direct or indirect (including those acquired by assignment) absolute or contingent, primary or secondary, due or to become due, now owing or hereafter arising, and however acquired; including, without limitation, all Advances, Finance Charges, fees, interest, expenses, professional fees and attorneys’ fees.

“Overadvance” means at any time an amount equal to the greater of (a) the amounts (if any) by which the total amount of the outstanding Advances (including deemed Advances with respect to the FX Sublimit and the Letter of Credit Sublimit and the total amount of the Cash Management Sublimit) exceeds the lesser of the Credit Limit or the Borrowing Base or (b) the amounts (if any) by which the total amount of the outstanding deemed Advances with respect to the FX Sublimit, the Letter of Credit Sublimit or the Cash Management Sublimit) exceeds Subfacility Maximum.

“Permitted Indebtedness” means:

(a)
Indebtedness under this Agreement or that is otherwise owed to Lender.

(b)
Indebtedness existing on the date hereof and specifically disclosed on a schedule to this Agreement.

(c)
Purchase money indebtedness (including capital leases) incurred to acquire capital assets in ordinary course of business and not exceeding $500,000 in total principal amount at any time outstanding.

(d)
Other indebtedness in an aggregate amount not to exceed $50,000 at any time outstanding; provided that such indebtedness is junior in priority (if secured) to the Obligations and provided that the incurrence of such Indebtedness does not otherwise cause an Event of Default hereunder.

(e)
Indebtedness incurred in the refinancing of any indebtedness set forth in (a) through (d) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrowers.

(f)
Subordinated Debt.

“Permitted Liens” means the following but only with respect to property not consisting of Receivables or Inventory:

(a)
Liens securing any of the indebtedness described in clauses (a) through (d) of the definition of Permitted Indebtedness.

(b)
Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Lender’s security interests.

(c)
Liens of carriers, warehousemen, suppliers, or other persons that are possessory in nature arising in the ordinary course of business so long as such liens secure liabilities in the aggregate amount not to exceed Fifty Thousand Dollars ($50,000.00) and are not delinquent or remain payable without penalty or are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto; provided the same have no priority over any of Lender’s security interests.

(d)
Leases or subleases of real property granted in the ordinary course of Borrower’s business;

(e)
Non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business; and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States in the ordinary course of business.

(f)
Liens incurred in connection with the extension, renewal or refinancing of the indebtedness described in clause (e) of the definition of Permitted Indebtedness, provided that any extension, renewal or replacement lien shall be limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

(g)
Liens securing Subordinated Debt.

“Permitted Transfers” means the conveyance, sale, lease, transfer or disposition by Borrowers of:

(a)
Inventory in the ordinary course of business;

(b)
worn-out, surplus or obsolete Equipment;

(d)
Borrower’s use or transfer of money or cash in the ordinary course of its business in a manner that is notprohibited by the terms of this Agreement; and

(e)
other assets of Borrower that do not in the aggregate exceed $100,000 during any fiscal year.

“Prime Rate” means the greater of (i) 3.50% per year or (ii) the Prime Rate published in the Money Rates section of the Western Edition of The Wall Street Journal, or such other rate of interest publicly announced by Lender as its Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in Lender’s Prime Rate.

"Quick Ratio" means the aggregate of Borrowers’ unrestricted cash, cash equivalents and marketable securities at Lender plus receivables convertible into cash (net of uncollectable accounts and affiliate receivables) divided by total current liabilities including, but not limited to all Obligations owing from Borrowers to Lender.

“Receivable Amount” means as to any Receivable, the Receivable Amount due from the Account Debtor after deducting all discounts, credits, offsets, payments or other deductions of any nature whatsoever, whether or not claimed by the Account Debtor.

“Receivables” means each Borrower’s rights to payment arising in the ordinary course of such Borrower’s business, including accounts, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, and bankers acceptances.

"Subfacility Maximum" means $550,000.

“Subordinated Debt” means indebtedness of any Borrower that is expressly subordinated to the indebtedness of such Borrower owed to Lender pursuant to a subordination agreement satisfactory in form and substance to Lender.

“Termination Fee” means a payment equal to 1.00% of the Credit Limit.

“UCC” means the California Uniform Commercial Code, as amended or supplemented from time to time.

12.2
Construction:

(a)
In this Agreement: (i) references to the plural include the singular and to the singular include the plural; (ii) references to any gender include any other gender; (iii) the terms “include” and “including” are not limiting; (iv) the term “or” has the inclusive meaning represented by the phrase “and/or,” (v) unless otherwise specified, section and subsection references are to this Agreement, and (vi) any reference to any statute, law, or regulation shall include all amendments thereto and revisions thereof.

(b)
Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved using any presumption against either Borrowers or Lender, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each party hereto and their respective counsel. In case of any ambiguity or uncertainty, this Agreement shall be construed and interpreted according to the ordinary meaning of the words used to accomplish fairly the purposes and intentions of all parties hereto.

(c)
Titles and section headings used in this Agreement are for convenience only and shall not be used in interpreting this Agreement.

13.
JURY TRIAL WAIVER. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

14.
JUDICIAL REFERENCE PROVISION.

14.1
In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

14.2
With the exception of the items specified in Section 14.3, below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Loan Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

14.3
The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

14.4
The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

14.5
The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

14.6
The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

14.7
Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

14.8
The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

14.9
If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

14.10
THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

15.
EXECUTION, EFFECTIVENESS, SURVIVAL. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other documents executed in connection herewith constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by Borrowers and Lender and shall continue in full force and effect until the Maturity Date or termination by Borrower pursuant to Section 18 and thereafter so long as any Obligations remain outstanding hereunder. Lender reserves the right to issue press releases, advertisements, and other promotional materials describing any successful outcome of services provided on Borrowers’ behalf, provided that Borrower has the opportunity to review and approve any such items in advance. Each Borrower agrees that Lender shall have the right to identify Borrower by name in those materials, provided that Borrower has the opportunity to review and approve any such items in advance.

16.
OTHER AGREEMENTS. Any security agreements, liens and/or security interests securing payment of any obligations of any Borrower owing to Lender or its Affiliates also secure the Obligations, and are valid and subsisting and are not adversely affected by execution of this Agreement. An Event of Default under this Agreement constitutes a default under other outstanding agreements between any Borrower and Lender or its Affiliates.

17.
REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by any Borrower or any guarantor, or the transfer to Lender of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the United States Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and reasonable attorneys' fees of Lender related thereto, the liability of Borrowers and such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

18.
TERM AND TERMINATION. Borrowers have the right to terminate this Agreement at any time upon no less than 30 days’ notice to Lender and payment in full of the Obligations (other than inchoate indemnity obligations) including the Termination Fee (if applicable). Upon such notice and payment in full of the Obligations (other than inchoate indemnity obligations), Lender agrees that (i) all guarantees granted to the Lender as a guarantee for such Obligations shall be automatically released and discharged, (ii) all of the right, title and interest (including security interests) of the Lender in and to all of the Collateral shall automatically be released, discharged and terminated, (iv) Lender shall execute and deliver to Borrowers any lien releases, mortgage releases, discharges of security interests, and other similar discharge or release documents (in recordable form if applicable) as are necessary to effectuate the termination and release of the security interests and liens securing the Obligations, (v) Lender shall return any promissory notes issued by Borrowers in connection with the credit extended under this Agreement, duly marked “paid in full” or “cancelled”, (vi) Lender shall return to Borrowers any physical Collateral delivered by Borrowers in connection herewith, and (vii) any Borrower or its designate shall be authorized to file termination statements with respect to all UCC financing statements filed by or for the benefit of the Lender against Borrowers in respect of the Obligations.

19.
PATRIOT ACT NOTIFICATION. Lender hereby notifies Borrowers that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (“Patriot Act”), Lender is required to obtain, verify and record information that identifies Borrowers, which information includes the names and addresses of Borrowers and other information that will allow Lender to identify Borrowers in accordance with the Patriot Act.

20.
NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrowers and Lender have executed this Agreement on the day and year above written.

BORROWERS:

CHROMADEX CORPORATION, a Delaware corporation

By /s/ Thomas C. Varvaro
Name: Thomas C. Varvaro
Title: Chief Financial Officer

CHROMADEX, INC., a California corporation

By /s/ Thomas C. Varvaro
Name: Thomas C. Varvaro
Title: Chief Financial Officer

CHROMADEX ANALYTICS, INC., a Nevada corporation

By /s/ Thomas C. Varvaro
Name: Thomas C. Varvaro
Title: Chief Financial Officer

SPHERIX CONSULTING, INC., a Delaware corporation

By /s/ Thomas C. Varvaro
Name: Thomas C. Varvaro
Title: Chief Financial Officer

Address for Notices:
CHROMADEX CORPORATION, on behalf of all Borrowers
10005 Muirlands Blvd., Suite G Irvine, CA 92618 Fax: 949-419-0294
Email: legal@chromadex.com
Attn: Chief Financial Officer

IN WITNESS WHEREOF, Borrowers and Lender have executed this Agreement on the day and year above written.
LENDER:

WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION

By /s/ Grant Simon
Name: Grant Simon
Title: Associate Vice President

Address for Notices:
WESTERN ALLIANCE BANK
55 Almaden Blvd.
San Jose, CA 95113
Fax: (408) 423-8520
Email: grant.simon@bridgebank.com
Attn:

EXHIBIT A

COMPLIANCE CERTIFICATE

(see attached)

COMPLIANCE CERTIFICATE

TO:
WESTERN ALLIANCE BANK, an Arizona corporation (the “Lender”)

FROM:
CHROMADEX CORPORATION, on behalf of all Borrowers

The undersigned authorized officer of CHROMADEX CORPORATION hereby certifies on behalf of all Borrowers that in accordance with the terms and conditions of the Business Financing Agreement between Borrowers and Lender (the “Agreement”), (i) each Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of each Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Consolidated monthly financial statements and Compliance Certificate	Within 30 days of the end of each calendar month		Yes	No

A/R & A/P Agings, Borrowing Base Certificate, Cash Receipts Journal, Sales Journal, Inventory Schedule and Deferred Revenue Schedule	Monthly within 15 days thereafter		Yes	No

Consolidated annual financial statements (CPA audited)	Within 120 days of each FYE		Yes	No

10K and 10Q reports	Within 5 days of SEC filing dates (where applicable)		Yes	No

A/R & Collateral Audit	Prior to the initial Advance and annually thereafter		Yes	No

Board approved operating projections (including income statements, balance sheets and cash flow statements)	30 days after the beginning of each fiscal year		Yes	No

Financial Covenants	Required	Actual	Complies

Quick Ratio (at all times, measured monthly)	0.80 to 1.00	______ to 1.00	Yes	No

Performance to Plan (trailing 12 month, measured quarterly)
Revenue	At least 50% of projections	_____________	Yes	No

EBDAS	At least 50% of projections	_____________	Yes	No

Deposits
Deposits held at Western Alliance Bank: $
Deposits held outside of Western Alliance Bank: $

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

CHROMADEX CORPORATION, on behalf of all Borrowers	Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE
Compliance Status			Yes	No

DATE

Schedules to Business Financing Agreement

“Permitted Indebtedness”

1.
ChromaDex, Inc. and ChromaDex Analytics, Inc. currently have following capital leases:

Original Amount	Maturity	Current Balance (1)	Monthly Payment (2)	Collateral	Creditor
$38,151	Oct, 2016	$781	$787	Laboratory Equipment	Quantum Analytics
$50,787	Dec, 2016	$3,106	$1,051	Phone System	CIT Financial Services
$18,996	Nov, 2017	$4,956	$369	Laboratory Equipment	Thermo Fisher Finance
$116,122	Dec, 2017	$34,118	$2,422	Laboratory Equipment	US Bank
$55,729	June, 2018	$21,776	$1,160	Laboratory Equipment	US Bank
$53,549	Sep, 2018	$23,902	$1,076	Laboratory Equipment	Susquehanna Commercial
$76,615	Sep, 2018	$34,875	$1,592	Laboratory Equipment	M2 Lease Fund
$222,629	Mar, 2019	$122,049	$4,524	Laboratory Equipment	Quantum Analytics
$100,175	Oct, 2019	$66,406	$2,031	Laboratory Equipment	Quantum Analytics
$303,933	Jan, 2019	$188,151	$7,420	Laboratory Equipment	Quantum Analytics
$39,000 (3)	Sep, 2019	$39,000	$1,250	Laboratory Equipment	Quantum Analytics

(1)
Current balance is estimated as of September 15, 2016 and consists of principal only.

(2)
Monthly payment amounts include principal and interest.

(3)
A new capital lease entered into in Sep, 2016. This is an estimated amount.

“Permitted Liens”

ChromaDex, Inc. and ChromaDex Analytics, Inc. currently have following capital leases, and there are liens on the equipment being leased:

Original Amount	Maturity	Current Balance (1)	Monthly Payment (2)	Collateral	Creditor
$38,151	Oct, 2016	$781	$787	Laboratory Equipment	Quantum Analytics
$50,787	Dec, 2016	$3,106	$1,051	Phone System	CIT Financial Services
$18,996	Nov, 2017	$4,956	$369	Laboratory Equipment	Thermo Fisher Finance
$116,122	Dec, 2017	$34,118	$2,422	Laboratory Equipment	US Bank
$55,729	June, 2018	$21,776	$1,160	Laboratory Equipment	US Bank
$53,549	Sep, 2018	$23,902	$1,076	Laboratory Equipment	Susquehanna Commercial
$76,615	Sep, 2018	$34,875	$1,592	Laboratory Equipment	M2 Lease Fund
$222,629	Mar, 2019	$122,049	$4,524	Laboratory Equipment	Quantum Analytics
$100,175	Oct, 2019	$66,406	$2,031	Laboratory Equipment	Quantum Analytics
$303,933	Jan, 2019	$188,151	$7,420	Laboratory Equipment	Quantum Analytics
$39,000 (3)	Sep, 2019	$39,000	$1,250	Laboratory Equipment	Quantum Analytics

(1)
Current balance is estimated as of September 15, 2016 and consists of principal only.

(2)
Monthly payment amounts include principal and interest.

(3)
A new capital lease entered into in Sep, 2016. This is an estimated amount.

A-4